EXHIBIT 4.1


PRIVATE PLACEMENT PURCHASE AGREEMENT dated February 3, 2004 by and among COLONIAL COMMERCIAL CORP., a New York corporation (the "Company"), and the persons who are signing counterparts of this Agreement as "Investors."

                              Preliminary Statement

1.  Purchase  of  Shares

     (a) Each Investor hereby purchases the number of shares (the "Shares") of Company Common Stock that is set forth opposite his name below. The purchase price is $0.60 per share, and is payable in cash immediately.

     (b) The Company will cause stock certificates for the Shares to be issued to Investors promptly.

2.   No  representations  or  warranties  by  the  Company

     (a) Neither the Company nor any officer or director of the Company is making any representation or warranty to Investors regarding any matter or thing.

     (b) Investors are proceeding in this transaction based solely on such investigations and with such legal, accounting tax and other assistance as they have deemed appropriate.

     (c)     An  investment  in  the  Shares  entails  substantial  risks.

3.   Representations  by  Investors

     (a) Each Investor is an officer or director of the Company or otherwise has a close relationship with the Company. He understands that the Company has recently filed its SEC 10Q reports through September 30, 2003, has received copies of same and that its shares have been delisted from NASDAQ, and that its bank debt is payable immediately on demand.

     (b)  Each  Investor  represents  and  warrants  to  the  Company  that:

          (i) he has sufficient knowledge and experience in financial and business matters to be able to evaluate the risks and merits of the investment represented by the purchase of the Shares;

          (ii) he is able to bear the economic risks of such investment, including the risk of losing all such investment, and he has no need for liquidity with respect to his investment;


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         (iii) he  understands  that no prospectus, offering circular  or  other offering statement containing information with respect to the Company and the Shares or with respect to the Company's business is being issued;

          (iv) he has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Company, its business and the Shares;

          (v) he understands that the Shares (a) are not being registered (or, with respect to state securities or Blue Sky laws, otherwise qualified for sale) under the Securities Act of 1933, as amended (the "Act"), or under the securities or Blue Sky laws and regulations of any state and the Company is not agreeing to register the Shares, and (b) cannot be sold, transferred or otherwise disposed of unless subsequently registered under the Act and applicable stats securities or Blue Sky laws or pursuant to an exemption form such registration which is available at the time of desired sale, and will bear a legend to that effect:

          (vi) he is aware that the information and conditions necessary to permit routine sales of the Shares, or any portion thereof, under Rule 144 of the Act are not now available and may not be available at a time that he wishes to transfer part or all of the Shares, and that in any event he may then be prohibited from engaging in trading because of confidentiality, fiduciary and other legal requirements;

         (vii) he is an "accredited investor" as defined in Rule 501 (a) of Regulation D, promulgated under the Act, and that at least (1),
               (2)  or  (3)  applies  to  him;

               (1)  he  is  a  director  or  executive  officer  of the Company,

               (2) his individual net worth, or his joint net with his spouse, exceeds $1,000,000, or

               (3) his individual income was in excess of $200,000 in each of the two most recent years, or his joins income with his spouse was in excess of $300,000 in each of those years, and he has a reasonable expectation of reaching the same income level in the current year;

        (viii) he is purchasing the Shares for his own account and not with a view to resale or other distribution thereof inconsistent with or in violation of the federal securities laws or the securities or Blue Sky laws of any state;

          (ix) he is not obligated to transfer any Shares to any other person or entity nor does he have any agreement or understanding to do so, and

          (x) he has been advised that he should rely on his own professional accounting, tax, legal and financial advisors with respect to an investment in the Company and a purchase of the Shares.


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4.  Miscellaneous

     (a) This Agreement sets forth in full all understandings of the Company and Investors with respect to the subject matter of this Agreement. It may not be amended or terminated orally. The internal laws of the State of New York shall govern this Agreement.

     (b) This Agreement may be signed in one or more counterparts each of which shall constitute an original.


IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above


                                                       COLONIAL COMMERCIAL CORP.

                                                       /s/ James Stewart
                                                       -------------------------
                                                       James Stewart


   Investor's  name                 Signature              Number  of  Shares
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   Michael  Goldman            /s/ Michael  Goldman             170,000
                             -----------------------